UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):     June 12, 2012

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)      Based upon post submission review by the Chief Financial Officer of American Realty Investors, Inc. (“ARL” or the “Company” or the “Registrant”), a conclusion was reached on June 12, 2012 that the financial statements contained in ARL’s Form 10-Q for the quarter ended March 31, 2012 required an adjustment as a correction of an error and should be labeled as “restated” and therefore should no longer be relied upon because of an error in such financial statements.  The facts underlying such conclusion involve an over accrual of legal fees by $575,000 which resulted in a decrease in the first quarter loss and an increase in ARL’s equity by the same amount of $575,000.  Upon reversal of the over accrual and subsequent correction, the total ARL Shareholder’s Equity increased from $46.6 million to $50.2 million.

The Audit Committee of the Board of Directors and the Chief Financial Officer discussed with the Registrant’s independent accountant the matters disclosed in this filing.  Contemporaneously with this filing, the Registrant has filed a Form 10-Q/A for the quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: June 15, 2012	AMERICAN REALTY INVESTORS, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Financial Officer